UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

Ambrx Biopharma, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56600	93-2892120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10975 North Torrey Pines Road La Jolla, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 875-2400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AMAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2024, Andrew Aromando, the Company's Chief Operating Officer, resigned and ceased to be an officer of Ambrx Biopharma, Inc., a Delaware corporation (the “Company”). In connection with such cessation of employment, Mr. Aromando is entitled to the severance payments and benefits provided in connection with a Change of Control Termination (as defined in, and subject to the terms and conditions of, Section 7(b) of the Amended and Restated Executive Employment Agreement, dated as of October 11, 2023, between Mr. Aromando and the Company, a copy of which is attached as Exhibit 10.3 to the Company’s Quarterly Report on Form 10‑Q filed with the SEC on November 13, 2023 and the terms of which are incorporated herein by reference). In addition, and on account of such termination of employment, Mr. Aromando will be entitled to the accelerated vesting and payment of his restricted cash award from the Company, in the gross amount of $2,100,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBRX BIOPHARMA, INC.
(Registrant)

Date: March 12, 2024	By:	/s/ Sonja Nelson
		Name:	Sonja Nelson
		Title:	Chief Financial Officer